FIRST AMENDMENT

TO

CONTRACT OF SALE

This First Amendment to Contract of Sale (this “Amendment”) is made effective as of November 8, 2016, by and between Village Point Investors, L.P. a Texas limited partnership as Seller and Hartman XX Limited Partnership, a Texas limited partnership as Buyer.

RECITALS

A.

Seller and Buyer have entered into that certain Contract of Sale for the sale and purchase of that certain real property described therein as of October 14, 2016 (the “Contract of Sale”).

B.

Buyer has requested and Seller has agreed to certain modifications of the Contract of Sale as a condition for Buyer to proceed in accordance with the Contract of Sale.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree as follows:

1.

The foregoing recitals are incorporated herein as if fully stated; all capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Contract of Sale.

            2.

                The Contract of sale is amended as follows:

a.

Paragraph 2.1 is hereby modified to amend the purchase price of the Property to $7,050,000.00;

b.

Buyer hereby acknowledges and agrees that it has completed its due diligence review regarding the Property and that Buyer’s Objection Period has expired.

c.

The parties hereby acknowledge and agree that Buyer’s Review Period as defined in Paragraph 8.11(c) was originally scheduled to expire at 11:59 p.m., San Antonio, Texas time on November 8, 2016.  For purposes of clarity, the parties hereby acknowledge and agree that Buyer’s Review Period has expired; and

d.

          Paragraph 5.1 is hereby amended to modify the Closing Date to set a date  certain  for the Closing of November 14, 2016.

1.

Except as modified by this Amendment, all the terms of the Contract of Sale shall remain unchanged and in full force and effect.  In the event of any conflict between the terms of this Amendment and the Contract of Sale, the terms of this Amendment shall prevail and control. Buyer and Seller ratify and confirm the effectiveness of the Contract of Sale.

1.

This Amendment may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Each counterpart may be delivered by facsimile or electronic transmission.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto. Capitalized terms shall have the meaning ascribed to them in the Agreement.

2.

All of the terms and conditions of this Amendment shall apply to benefit and bind the successors and assigns of the respective parties.

Executed this 8th day of November, 2016.

SELLER:

VILLAGE POINT INVESTORS, L.P.

A Texas Limited Partnership

By: Stream Acquisition LXIX, L.L.C. a Texas limited liability company, its general partner

BY: ________________________________

Name: Allan Young

Title: Vice President

BUYER:

HARTMAN XX LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP

By: Hartman REIT GP LLC, a Texas limited liability company, its general partner

BY: _______________________________

Name Allen R. Hartman

Title Manager